FRANKLIN INDIA GROWTH FUND

A Series of Franklin Templeton International Trust

One Franklin Parkway

San Mateo, California  94403-1906

We recently sent you proxy materials regarding a Special Meeting of Shareholders scheduled to be held on February 12, 2014.   Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional solicitation.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote.  You and all other Fund shareholders will benefit from your cooperation.

The Fund’s Board of Trustees recommends a vote “FOR” all proposals being voted on as detailed in your Notice of Special Meeting of Shareholders and Proxy Statement.  A copy of the Notice and Proxy Statement is available by calling the toll free number shown below.

1-888-502-0385

Your vote is needed!

Please vote now to be sure your vote is received in time for the

February 12, 2014

Special Meeting of Shareholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

Your Fund has made it very easy for you to vote.  Choose one of the following methods:

•         Speak to a live proxy specialist by calling 1-888-502-0385. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•         Log on to Internet URL on your card, enter your control number printed on the card, and vote by following the on-screen prompts.

•         Call  the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

•         Mail  in your signed card in the postage-paid envelope provided.

FIGF-R